EXHIBIT 3(a)

                           SPECIMEN STOCK CERTIFICATES



                         INCORPORATED UNDER THE LAWS OF

                               THE STATE OF NEVADA
NUMBER                                                                   SHARES



                            GLEN MANOR RESOURCES INC.
                      AUTHORIZED COMMON SHARES:200,000,000
                                PAR VALUE: $.001
                                                           CUSIP NO. 377663 10 9

 This Certifies That ____________________________________________________ is the
 registered holder of ___________________________________________________ Shares

                    OF GLEN MANOR RESOURCES INC. COMMON STOCK

    transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed

   IN WITNESS WHEREFOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this______________ day of _________________ A.D. 2000




_____________________________________     ______________________________________
        SECRETARY/TREASURER                             PRESIDENT


                                                      Countersigned Registered:
                                                NEVADA AGENCY AND TRUST COMPANY
                                              50 WEST LIBERTY STREET, SUITE 880
                                                            RENO, NEVADA, 89501

                                          By___________________________________
                                                            Authorized Signature


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